Exhibit 99.1

            AlphaSmart Announces Final Second Quarter 2004 Results

    LOS GATOS, Calif., July 15 /PRNewswire-FirstCall/ -- AlphaSmart, Inc. (Nasdaq: ALSM) today announced its operating results for the second quarter ended June 30, 2004. Final results were consistent with the preliminary expectations disclosed by the company on July 1, 2004.
    Net revenue was $11.1 million, compared with $11.7 million for the second quarter of 2003. Net income under generally accepted accounting principles
(GAAP) was $1.5 million, or $0.10 per share on a fully diluted basis. This compared with net income under GAAP for the second quarter of 2003 of $1.6 million, or $0.15 per share on a fully diluted basis.
    As a result of AlphaSmart's initial public offering in February 2004, the number of weighted average shares outstanding on a fully diluted basis increased by 39% to 15.1 million shares for the second quarter of 2004 from
10.9 million shares for the same quarter a year earlier.
    "We were disappointed that spending by certain school districts, particularly those dependent on federal funding, missed our expectations and negatively impacted our revenue and earnings for the second quarter," said Ketan D. Kothari, AlphaSmart chairman, chief executive officer and co-founder. "However, we were pleased with the market's reception of our new low-cost computer companion for elementary and middle schools, Neo by AlphaSmart, and our new classroom management solutions for educators, AlphaSmart Manager 2 and AlphaSmart Manager for Dana. We launched these three products at the National Education Computer Conference (NECC) on June 21, 2004."
    "Despite the unanticipated revenue shortfall in the second quarter, our net income on a GAAP basis actually increased slightly as a percentage of revenue from last year," said James M. Walker, vice president, chief financial officer and chief operating officer. "Gross margin also exceeded our expectations at 56%, compared with 54% for the second quarter of 2003 and 51% for the first quarter of 2004."
    For the six months ended June 30, 2004, AlphaSmart's net revenue was $19.9 million, compared with $20.0 million for the same period of 2003. Net income under GAAP was $1.6 million, or $0.11 per share on a fully diluted basis, which included the effect of $588,000 in interest and a premium paid on the redemption of mandatorily redeemable preferred stock in the first quarter. This compared with net income under GAAP for the six months of 2003 of $2.1 million, or $0.19 per share on a fully diluted basis, including the effect of $357,000 in interest paid on mandatorily redeemable preferred stock. Excluding the effects of the interest and premium described above, pro forma net income for the six months of 2004 was $2.2 million, or $0.15 per share on a fully diluted basis, compared with $2.4 million, or $0.22 per share on a fully diluted basis, for the six months a year ago. Six-month weighted average shares outstanding increased year-over-year by 33% from 10.9 million to 14.5 million.
    All outstanding shares of mandatorily redeemable preferred stock were redeemed in connection with AlphaSmart's initial public offering of common stock in February 2004. Accordingly, the company has no further interest or premium obligations.

    Forward-Looking Guidance
    For fiscal year 2004, AlphaSmart expects net revenue in the range of $40 million to $42 million; GAAP net income per share on a fully diluted basis in the range of $0.27 to $0.31; and pro forma net income per share on a fully diluted basis in the range of $0.31 to $0.35, excluding the effect of $588,000 in interest and a redemption premium paid on mandatorily redeemable preferred stock in the first quarter of 2004.

    AlphaSmart plans to conduct a management conference call on quarterly results at 2:00 p.m. PDT / 5:00 p.m. EDT today. This call will be webcast live for all investors on the AlphaSmart website at www.alphasmart.com/ir/. In addition, a phone replay of the call will be available at 719-457-0820, access code 590412, through July 22, 2004.
    AlphaSmart intends to discuss financial and other statistical information on today's conference call. This information will also be available on the company's website at www.alphasmart.com/ir/, in the webcast described above.

    Use of Non-GAAP Financial Measures
    AlphaSmart believes that the supplemental presentation of net income and net income per share calculations excluding the effects of interest and a premium paid on the redemption of mandatorily redeemable preferred stock provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of events impacted by the company's initial public offering in February 2004 or other infrequent or unusual events. AlphaSmart management also uses pro forma financial measures to plan and forecast results for future periods. Readers are cautioned not to view pro forma results as an alternative to GAAP results or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP results with pro forma results for the second quarter of 2003 and the six months of 2004 and 2003, respectively, in the attached financial statements.

    AlphaSmart, Inc.
    AlphaSmart, Inc. is a provider of technology solutions for the education market. AlphaSmart's portable computer-companion products are used by students in 8,000 U.S. school districts to enhance writing, keyboarding and comprehension. Based in Los Gatos, California, AlphaSmart was founded in 1992 by former Apple Computer engineers.

    This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to (i) our having no further interest or premium obligations for mandatorily redeemable preferred stock; and (ii) our expectations of net revenue and GAAP and pro forma net income per share on a fully diluted basis for the full year, fiscal 2004. Our expectations and beliefs regarding these matters may not materialize. Actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include fewer teachers and administrators embracing technology solutions and one-to-one computing than we expect; our platforms failing to obtain broad market acceptance; a decline in investment in, or a loss or reduction of funding for, educational institutions; our need to maintain and develop strong brand identity; our potential customers choosing the greater functionality offered by PCs over our platforms; the risk that some government initiatives may not endorse, or be complementary to, our platforms; risks associated with the lack of diversity among our product offerings; our Dana by AlphaSmart platform's dependence on our license with PalmSource; and our dependence on our suppliers, particularly our single-source suppliers, among other risks. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in AlphaSmart's filings with the Securities and Exchange Commission (SEC), including its Registration Statement on Form S-1 declared effective by the SEC in February 2004 and Quarterly Report on Form 10-Q filed with the SEC in

May 2004. AlphaSmart does not undertake to update any forward-looking statements.

    NOTE: AlphaSmart is a registered trademark of AlphaSmart, Inc. All other trademarks are the property of their respective owners.


                               ALPHASMART, INC.
               UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                (in thousands)

                                                     June 30,    December 31,
                                                       2004         2003
    ASSETS
    Current assets:
        Cash and cash equivalents                     $7,746       $2,285
        Accounts receivable, net                       4,690        4,405
        Inventory                                      5,090        2,818
        Other current assets                           2,533        1,470
            Total current assets                      20,059       10,978

    Property and equipment, net                          691          709
    Other assets                                       1,663        2,005

    Total assets                                     $22,413      $13,692

    LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
     STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
    Current liabilities:
        Borrowings against line of credit               $873          $--
        Accounts payable                               3,679        1,892
        Accrued liabilities                            2,251        3,957
        Borrowings under loan facility, current
         portion                                          --        2,680
        Other current liabilities                      1,192          701
            Total current liabilities                  7,995        9,230

    Borrowings against line of credit                     --          873
    Borrowings under loan facility, net of current
     portion                                              --        1,340
    Other long-term liabilities                           99          166
    Mandatorily redeemable preferred stock                --        9,747
    Total liabilities                                  8,094       21,356

    Redeemable convertible preferred stock                --       13,468

    Stockholders' equity (deficit)                    14,319      (21,132)
    Total liabilities, redeemable convertible
     preferred stock and stockholders' equity
     (deficit)                                       $22,413      $13,692


                               ALPHASMART, INC.
          UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands, except per-share amounts)

                                    Three Months Ended      Six Months Ended
                                    June 30,    June 30,   June 30,   June 30,
                                     2004        2003       2004       2003

    Net revenue                    $11,075     $11,712    $19,861  $20,010
    Cost of revenue                  4,906       5,364      9,187    9,440
    Gross margin                     6,169       6,348     10,674   10,570

    Operating expenses:
        Research and development       633         884      1,247    1,645
        Sales and marketing          1,850       1,481      3,696    2,892
        General and administrative   1,256       1,038      2,233    2,024
            Total operating expenses 3,739       3,403      7,176    6,561
    Operating profit                 2,430       2,945      3,498    4,009
    Other expense, net                  (2)       (278)      (625)    (538)

    Profit before income taxes       2,428       2,667      2,873    3,471
    Provision for income taxes        (899)     (1,067)    (1,281)  (1,388)
    Net income                      $1,529      $1,600     $1,592   $2,083

    Net income per share:
        Basic                        $0.10       $0.29      $0.12    $0.38
        Diluted                      $0.10       $0.15      $0.11    $0.19

    Shares used in computing
     per-share amounts:
        Basic                       14,628       5,524     13,121    5,523
        Diluted                     15,123      10,885     14,494   10,890


                               ALPHASMART, INC.
     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (EXCLUDING INTEREST AND PREMIUM ON
                   MANDATORILY REDEEMABLE PREFERRED STOCK)
                   (in thousands, except per-share amounts)

                                    Three Months Ended    Six Months Ended
                                   June 30,    June 30,   June 30,  June 30,
                                     2004        2003       2004     2003

    Net revenue                    $11,075     $11,712    $19,861  $20,010
    Cost of revenue                  4,906       5,364      9,187    9,440
    Gross margin                     6,169       6,348     10,674   10,570

    Operating expenses:
        Research and development       633         884      1,247    1,645
        Sales and marketing          1,850       1,481      3,696    2,892
        General and administrative   1,256       1,038      2,233    2,024
            Total operating
             expenses                3,739       3,403      7,176    6,561
    Operating profit                 2,430       2,945      3,498    4,009
    Other expense, net                  (2)        (98)       (37)    (181)

    Profit before income taxes       2,428       2,847      3,461    3,828
    Provision for income taxes        (899)     (1,067)    (1,281)  (1,388)
    Net income                      $1,529      $1,780     $2,180   $2,440

    Net income per share:
        Basic                        $0.10       $0.32      $0.17    $0.44
        Diluted                      $0.10       $0.16      $0.15    $0.22

    Shares used in computing
     per-share amounts:
        Basic                       14,628       5,524     13,121    5,523
        Diluted                     15,123      10,885     14,494   10,890

    A reconciliation of pro forma
     net income excluding interest
     and premium on mandatorily
     redeemable preferred stock to
     net income under generally
     accepted accounting principles
     is shown below:

    Net income excluding interest
     and premium on mandatorily
     redeemable preferred stock     $1,529      $1,780     $2,180    $2,440

    Interest and premium on
     mandatorily redeemable
     preferred stock                    --        (180)      (588)     (357)

    Net income as reported          $1,529      $1,600     $1,592    $2,083


SOURCE  AlphaSmart, Inc.
    -0-                             07/15/2004
    /CONTACT: investors, James M. Walker, Vice President, Chief Financial Officer and Chief Operating Officer of AlphaSmart, Inc., +1-408-355-1029, or IR@alphasmart.com/
    /Web site:  http://www.alphasmart.com /
    (ALSM)

CO:  AlphaSmart, Inc.
ST:  California
IN:  CPR STW EDU
SU:  ERN CCA ERP